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                                                                EXHIBIT 21.1


                             QUADRAMED CORPORATION
                              LIST OF SUBSIDIARIES


Name of Corporation                                     State of Incorporation
-------------------                                     ----------------------

QuadraMed Acquisition Corporation,                              California
        dba QuadraMed Corporation

QuadNet Corporation,                                            California
        dba QuadraMed Corporation

THCS Holding, Inc.                                              California

InterMed Acquisition Corporation                                Delaware

Healthcare Recovery Acquisition Corporation                     Delaware

Queen City Acquisition Corporation                              Delaware

HRM Acquisition Corporation                                     Delaware